                                                                     Exhibit 3.3

                               TABLE OF CONTENTS

                                  OF BY-LAWS
                                      OF
                         LEGGETT & PLATT, INCORPORATED




ARTICLE 1......................................................................   1
     MEETINGS OF SHAREHOLDERS..................................................   1
          Section 1.1  Annual Meeting - Date, Place and Time...................   1
          Section 1.2  Proper Business at Annual Meetings......................   1
          Section 1.3  Special Meetings........................................   2
          Section 1.4  Quorum..................................................   2
          Section 1.5  Qualification of Voters.................................   2
          Section 1.6  No Cumulative Voting....................................   2
          Section 1.7  Procedure...............................................   2
          Section 1.8  Certification of Votes..................................   2
          Section 1.9  Transmittal of Notices..................................   2

ARTICLE 2......................................................................   3
     DIRECTORS.................................................................   3
          Section 2.1  Number, Election & Removal..............................   4
          Section 2.2  Qualification...........................................   3
          Section 2.3  Regular and Special Directors' Meetings.................   4
          Section 2.4  Committees..............................................   4
          Section 2.5  Compensation of Directors...............................   4
          Section 2.6  Honorary Directors......................................   5

ARTICLE 3......................................................................   6
     OFFICERS..................................................................   6
          Section 3.1  Officers................................................   6
          Section 3.2  Removal.................................................   6

ARTICLE 4......................................................................   7
     CERTIFICATES FOR SHARES...................................................   7
          Section 4.1  Issuance of Certificates................................   7
          Section 4.2  Lost or Destroyed Certificate...........................   7
          Section 4.3  Certificate Cancellation................................   7
          Section 4.4  Registered Owner........................................   7

ARTICLE 5......................................................................   8
     INDEMNIFICATION...........................................................   8
          Section 5.1  Right of Directors and Officers to Indemnification......   8
          Section 5.2  Indemnification of Employees, Agents, Etc...............   8
          Section 5.3  Right of Directors and Officers to Advance of Expenses..   8
          Section 5.4  Right of Claimant to Bring Suit.........................   9
          Section 5.5  Definitions.............................................   9
          Section 5.6  Rights Not Exclusive....................................   9
          Section 5.7  Insurance...............................................   9
          Section 5.8  Enforceability; Amendment...............................  10

ARTICLE 6......................................................................  11
     GENERAL PROVISIONS........................................................  11
          Section 6.1  Dividends...............................................  11
          Section 6.2  Reserves................................................  11
          Section 6.3  Fiscal Year.............................................  11
          Section 6.4  Corporate Seal..........................................  11
          Section 6.5  Examination of Books....................................  11
          Section 6.6  Amendments..............................................  11

                                    BY-LAWS

                                      OF

                         LEGGETT & PLATT, INCORPORATED


                                   ARTICLE 1

                           MEETINGS OF SHAREHOLDERS
                           ------------------------




     Section 1.1 Annual Meeting - Date, Place and Time. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall fix each year. The date of such meeting shall not be earlier than April 1 and not later than September 30 in each year. Each such annual meeting shall be held at such place, within or without the State of Missouri, and hour as shall be determined by the Board of Directors.



     Section 1.2 Proper Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

     For business to be properly brought before an annual meeting by a shareholder, such business proposed to be conducted must be, under the law, an appropriate subject for shareholder action, and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than seventy days prior to the meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business and (e) such other information with respect to such matter and the shareholder proposing such matter as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.


     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. The presiding officer of a meeting shall have sole, absolute and complete authority and discretion to decide questions of compliance with the foregoing procedures, and his ruling thereon shall be final and conclusive.

     Section 1.3 Special Meetings. Except as otherwise required by law, special meetings of the shareholders may be called only by the Chairman of the Board, the President or the Board of Directors. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

     Section 1.4 Quorum. Except as otherwise required by law, the Restated Articles of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the shareholders.

     If a quorum shall fail to attend any meeting, the presiding officer of the meeting may adjourn the meeting to another place, date or time not longer than ninety days after such adjournment.

     At such adjourned meeting as which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.


     Section 1.5 Qualification of Voters. The Board of Directors, in accordance with applicable law, may fix a record day prior to the day of holding any meeting of the shareholders as the time as of which the shareholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who are holders of record of voting stock on any record date fixed by the Board of Directors shall be entitled to notice of, to attend and to vote at such meeting.


     Section 1.6 No Cumulative Voting. Shareholders do not have the right to cumulate their votes in any manner in connection with the election of Directors.


     Section 1.7 Procedure. The Chairman of the Board, or in his absence the President or in his absence the Secretary of the Corporation, shall preside at an annual or special meeting of the shareholders. In the absence of all of the above named officers, the Board of Directors shall select the person to preside at any meeting of the shareholders. It shall be the duty of such presiding officer to preserve order and insure that the meeting is conducted in a businesslike and proper manner. The presiding officer shall have all sole, complete and absolute authority necessary to fully carry out his duties, including, without limitation, the power to postpone or adjourn the meeting from time to time if in his discretion such action is necessary or advisable to insure order, seek and receive advice of counsel, insure fair and complete voting or otherwise. The ruling of the presiding officer on any matter shall be final and conclusive. The presiding officer shall establish the order of business and such rules and procedures for the conduct of the meeting as in his sole, absolute and complete discretion he determines appropriate under the circumstances.

     Section 1.8 Certification of Votes . If the object of a shareholders' meeting be to elect Directors or to take a vote of the shareholders on any proposition, then the Chairman of the Board or, in his absence, the President or other person presiding at such meeting shall appoint not less than two persons, who are not Directors, inspectors to receive and canvass the votes given at such meeting and certify the result to him.


     Section 1.9 Transmittal of Notices. Except as provided otherwise in the By-Laws, notices to Shareholders shall be in writing and may be delivered in any reasonable manner including, but not limited to, U.S. mail, private courier, facsimile transmission, telex, telegram and hand delivery.


     Notice by U.S. mail or private courier shall be deemed given when deposited with the postal service or courier. Notice by facsimile, telex or telegram shall be deemed given when transmitted.

                                 ARTICLE 2.

                                 DIRECTORS
                                 ---------

     Section 2.1 Number, Election & Removal. The whole Board of Directors shall consist of not less than three nor more than fifteen members, the exact number to be set from time to time by the Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. In absence of the Board of Directors setting the number of directors, the number shall be eleven. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2.2 hereof, and each Director elected shall hold office until his successor is elected and qualified. Any Director or Directors may be removed only for cause and then only by the holders of a majority of the shares entitled to vote at an election of Directors, represented in person or by proxy, at any duly constituted meeting of the shareholders called for the purpose of removing any such Director or Directors.

     Nominations for the election of Directors at any meeting of shareholders may be made by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, return receipt requested, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety days prior to the anniversary date of the previous year's annual meeting, and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name, address and principal occupation of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, together with the class and number of such shares, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding such shareholder and each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The presiding officer of a meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded. The presiding officer of a meeting shall have sole, absolute and complete authority and discretion to decide questions of compliance with the foregoing procedures, and his ruling thereon shall be final and conclusive.

     Section 2.2 Qualification. Each Director upon reaching his seventieth birthday shall not thereafter stand for election to the Board of Directors at any meeting of shareholders. The application of this paragraph may be waived by the Board of Directors upon special request by the Chairman of the Board or the President.

     No person shall be qualified to be elected and to hold office as a Director if such person is determined by a majority of the whole Board to have acted in a manner contrary to the best interests of the Corporation, including, but not limited to, violation of either State or Federal law, maintenance of interests not properly authorized and in conflict with the interests of the Corporation, or breach of any agreement between such Director and the Corporation relating to such Director's services as a Director, employee or agent of the Corporation.

     Section 2.3 Regular and Special Directors' Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of two or more Directors.

     No notice of regular meetings of the Board of Directors need be given.

     At least three days prior notice of any special meeting of the Board of Directors shall be given to each Director.

     Notwithstanding the provisions of the immediately preceding paragraph of the section, the Chairman of the Board, the President, or the Secretary on the written request of two or more Directors may call a special meeting of the Board of Directors upon notice by telephone, telex, telegram, facsimile transmission or other means not later than the day preceding the date of the meeting.

     Section 2.4 Committees. The Directors at any time may elect from their number an executive committee, audit committee, compensation committee and other committees, each of which shall consist of not less than two Directors. Each such committee shall have such powers and duties as shall be delegated to it by the Board of Directors. Each member of such committee shall hold office at the pleasure of the Directors and may be removed by the Directors at any time with or without cause. Vacancies occurring in any committee may be filled by the Directors. During any vacancy on a committee, the remaining members shall have full power to act as the committee. Each committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject, however, to any rules prescribed by the Directors, and, if no such rules shall have been prescribed, the rules applicable to calling and holding of Directors' meeting shall apply to the committee meetings. A quorum for any meeting of a committee shall consist of not less than a majority of the members in office at the time and at each meeting of the committee at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the members present. Except as the executive committee's powers and duties may be limited or otherwise prescribed by the Directors, the executive committee, during the intervals between the meetings of the Directors, shall possess and may exercise all of the powers of the Directors in the management and control of the business and property of the Corporation; including but not limited to the power and authority to authorize the issuance or sale of the stock of the Corporation.

     The foregoing notwithstanding, no committee shall be empowered to elect Directors to fill vacancies among the Directors or on any committee of the Directors. Subject to said exceptions, persons dealing with the Corporation shall be entitled to rely upon any action of a committee with the same force and effect as though such action had been taken by the Directors. Subject to the rights of third persons, any action of a committee shall be subject to revision or alteration by the Directors.

     Section 2.5 Compensation of Directors. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation and fees for their services as such as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any Committee thereof; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 2.6 Honorary Directors. In addition to the Directors of the Corporation, there may be as many Honorary or Advisory Directors and Directors Emeritus as the Board of Directors may appoint. Honorary or Advisory Directors and Directors Emeritus shall have no liability after they become such for the actions of the Board of Directors and shall not be required to attend any meeting of the Board of Directors, but shall be notified of all meetings of the Board of Directors in the same manner as the Directors, and if in attendance at such meetings, shall have all the rights and privileges of Directors, except the right to vote on matters before such meetings.

                                  ARTICLE 3.

                                   OFFICERS
                                   --------

     Section 3.1 Officers. The principal executive officers of the Corporation shall be the Chairman of the Board, the President, one or more Vice Presidents (who may also be called executive vice president, senior executive vice president, group vice president, division vice president or the like), a Secretary and a Treasurer, all of which shall be elected by the Board of Directors. The Board may elect, or the Chairman of the Board may appoint, such other officers (including vice presidents and assistant or associate officers), as may be deemed necessary or appropriate from time to time. Such officers may include, but shall not be limited to, a chief financial officer, a general counsel, controller and director of internal audit. Any two or more offices may be held by the same person.

     The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as shall be specified from time to time by the Board of Directors or the Chairman of the Board, regardless of whether such authority and duties are customarily incident to such office.

     Section 3.2 Removal. Any officer may be removed by the Board of Directors or the Chairman of the Board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

                                  ARTICLE 4.

                            CERTIFICATES FOR SHARES
                            -----------------------

     Section 4.1 Issuance of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be signed by the Chairman of the Board or the President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Missouri, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

     Section 4.2 Lost or Destroyed Certificate. The Corporation, acting through any of its duly authorized officers or other duly authorized employees, may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost or destroyed, upon the filing of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 4.3 Certificate Cancellation. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction upon its books.

     Section 4.4 Registered Owner. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Missouri.

                                  ARTICLE 5.

                                INDEMNIFICATION
                                ---------------


     Section 5.1 Right of Directors and Officers to Indemnification. Each person who was or is a Director or officer of the Corporation shall be indemnified by the Corporation as a matter of right to the fullest extent permitted or authorized by applicable law and as otherwise provided in Article VIII of the Corporation's Articles of Incorporation.

     The indemnification described in the preceding paragraph of this Article 5 shall pertain to all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person who was or is a party to or who was or is involved in any proceeding by reason of acts or omissions:

     (a) in such person's capacity as or arising out of such person's status as
     (i) a Director or officer of the Corporation; or (ii) a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise when so serving at the request of the Corporation; or

     (b) in any other capacity while holding the office of either Director or officer of the Corporation.

     Section 5.2 Indemnification of Employees, Agents, Etc. Each person who was or is an employee or agent of the Corporation, or who was or is serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of each such person) may, at the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to any person who was or is a Director or officer of the Corporation.



     Section 5.3 Right of Directors and Officers to Advance of Expenses. Expenses (including attorneys' fees) incurred by any person who was or is a Director or officer of the Corporation in defending any proceeding (including those by or in the right of the Corporation) shall be promptly advanced by the Corporation when so requested by such person at any time and from time to time, but only if the requesting person delivers to the Corporation an undertaking to repay to the Corporation all amounts so advanced if it should ultimately be determined that the requesting person is not entitled to be indemnified by the Corporation under the indemnification sources as defined below, agreement, vote of shareholders or disinterested Directors or otherwise.

     Section 5.4 Right of Claimant to Bring Suit. If a claim for indemnification under Section 5.1 or 5.3, respectively, is not paid in full by the Corporation within 90 or 15 days, respectively, after a written claim has been received by the Corporation, the claimant may bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant is successful in whole or in part in such suit, the claimant shall also be paid the expense of prosecuting such claim.

     It shall be a defense to any suit seeking indemnification under Section 5.1 of these By-Laws that the claimant has not met the standards of conduct which make it permissible (under indemnification sources, agreement, vote of shareholders or disinterested Directors or otherwise) for the Corporation to indemnify the claimant. The failure of the Corporation (through its Directors, independent legal counsel or shareholders) to make a determination before the commencement of such suit that indemnification of the claimant is proper under the circumstances (because the claimant has met the applicable standard of conduct) shall not be a defense to the claimant's action or create a presumption that the claimant has not met the applicable standard of conduct. Similarly, an actual determination by the Corporation that the claimant has not met such applicable standard of conduct, shall not be a defense to the claimant's action nor create a presumption that the claimant has not met the applicable standard of conduct.

     Section 5.5 Definitions. In this Article the following terms have the following meanings:

(a) The term "applicable law" means (i) Section 351.355 of The Missouri General and Business Corporation Law (other than Subsection 6 thereof and any other Subsection comparable in purpose to Subsection 6) as in effect on May 7, 1986 and as thereafter amended (but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than The Missouri General and Business Corporation Law permitted the Corporation to provide immediately prior to such amendment) and (ii) any other statutory indemnification provisions adopted after May 7, 1986.

(b) The term "Directors" or "officers" of the Corporation shall include the heirs, executors, administrators and estate of each such person who was a Director or officer, which heirs, executors, administrators and estate shall succeed to all of the indemnification and other rights of such Director or officer.

(c) The term "proceedings" shall mean any threatened, pending or completed action, suit or other proceeding (including those by or in the right of the Corporation) whether civil, criminal, administrative or investigative.

(d) The term "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

(e) The term "indemnification sources" shall refer jointly and severally to applicable law as defined above, this Article 5 and Article VIII of the Corporation's Restated Articles of Incorporation.

(f) The term "other enterprise" shall include employee benefit plans.

(g) The term "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

     Section 5.6 Rights Not Exclusive. The indemnification and other rights provided by this Article and the other indemnification sources shall not be deemed exclusive of any other rights to which a Director or officer may be entitled under any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding the office of Director or officer, and the Corporation may, at its discretion, provide such indemnification and other rights by any agreements, vote of shareholders or disinterested Directors or otherwise.

     Section 5.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a Director, officer, employee or agent of the Corporation, or was or is serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under these By-Laws, other indemnification sources, agreement, vote of shareholders or disinterested Directors or otherwise.

     Section 5.8 Enforceability; Amendment. Each person who was or is a Director or officer of the Corporation is a third party beneficiary of this Article 5 and shall be entitled to enforce against the Corporation all indemnification and other rights provided or contemplated by this Article 5.

     This Article 5 may be hereafter amended or repealed; provided, however, no such amendment or repeal shall reduce, terminate or otherwise adversely affect the right of any person who was or is a Director or officer (i) to obtain indemnification or an advance of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occurred prior to the "Deadline Indemnification Date" as defined in the next paragraph of this Section, or (ii) to bring suit with respect to the foregoing under this Section
5.4 hereof.

     The term "Deadline Indemnification Date" means the later of (a) the effective date of any amendment or repeal of this Article 5 which reduces, terminates or otherwise adversely affects the rights hereunder of any person who was or is a Director or officer; (b) the expiration date of such person's then current term of office with, or service for, the Corporation (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his office or terminates his service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

                                  ARTICLE 6.


                              GENERAL PROVISIONS
                              ------------------




     Section 6.1 Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Restated Articles of Incorporation.

     Section 6.2 Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

     Section 6.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of such resolution, the fiscal year of the Corporation shall be the calendar year.

     Section 6.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     Section 6.5 Examination of Books. Any shareholder of record desiring to examine the books and records of the Corporation may do so during regular business hours at the office of the Corporation where such books and records are normally kept. No such shareholder, however, may remove any such books and records from such premises, and no such shareholder shall make alterations to such books or records, and in each instance of examination by such shareholder of such books or records, an officer or employee designated by an officer of the Corporation shall be present at all times during such examination, and the regular wage or salary of such officer or employee for the period of time spent in such examination shall be paid to the Corporation by such shareholder or shareholders making such examination. Notwithstanding any provision hereinabove to the contrary, no shareholder shall have the right to examine the books or the records of the Corporation if any officer of the Corporation determines, in his or her discretion, that such examination may be to the detriment or competitive disadvantage of the Corporation or if the purpose of such examination is improper.

     Section 6.6 Amendments. These By-Laws may be altered, amended, or repealed, to the extent not prohibited by law or the Restated Articles of Incorporation, by the Board of Directors.

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

         August 6, 1998 - Amendment Adopted by the Board of Directors:
         ------------------------------------------------------------

     RESOLVED, that the second sentence of the second paragraph of Section 1.2 of the Company's By-Laws be amended to provide as follows:

          "To be timely, a shareholder's notice must be delivered to or mailed and received at the principle executive offices of the Corporation not less than sixty days nor more than eighty days prior to the anniversary date on which the Corporation's proxy materials related to the previous year's annual meeting were first mailed."

     RESOLVED FURTHER, that Section 1.2 of the Company's By-Laws as amended is designated as a Protected By-Law.

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